UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01.	Other Events.

Monthly Distributions Declared

On August 30, 2019, the board of directors of RW Holdings NNN REIT, Inc. (the “Company”) declared distributions based on daily record dates for the period September 1, 2019 through December 31, 2019 at a rate of $0.00192740 per share per day on the outstanding shares of the Company’s Class C and Class S common stock, which the Company will pay on the 25th day following the end of the month, except for the November dividend which will be paid on December 26, 2019 and the December dividend which will be paid on January 27, 2020. The daily dividend rate of $0.00192740 per share of Class C and Class S common stock per day reflects an annualized distribution of $0.7035 per share, which is consistent with distributions paid during 2018 and to date in 2019.

Safe Harbor Statement

The amount of future distributions, and the declaration and payment thereof, will be determined by the Company’s board of directors based on the Company’s financial condition and such other factors as the board of directors deems relevant. The Company’s operating performance and the timing and amount of future distributions is subject to risks and uncertainties as described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018), filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and Prospectus supplements filed with the SEC, all of which are accessible on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: August 30, 2019